================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             GLIMCHER REALTY TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

    LOGO

                             GLIMCHER REALTY TRUST
                             20 South Third Street
                              Columbus, Ohio 43215

March 31, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 annual meeting of shareholders which will be held on Friday, May 15, 1998, beginning at 11:00 a.m. at The Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215.

     Information about the meeting and the various matters on which the common shareholders will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                            Sincerely,

                                        /s/ Herbert Glimcher

                                            HERBERT GLIMCHER
                                            Chairman

                             GLIMCHER REALTY TRUST

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 1998

                            ------------------------

     The annual meeting of shareholders of Glimcher Realty Trust (the "Company") will be held at The Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215 on Friday, May 15, 1998 at 11:00 a.m., local time, for the following purposes:

     1. To elect three trustees to serve until the 2001 annual meeting of shareholders and until their successors are elected and qualify.

     2. To approve the Company's 1997 Incentive Plan.

     3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1998.

     4. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Trustees has fixed March 23, 1998 as the record date for determining the common shareholders entitled to receive notice of and to vote at the meeting.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                            By Order of the Board of Trustees

                                        /s/ George A. Schmidt
                                            GEORGE A. SCHMIDT
                                            Secretary

March 31, 1998
Columbus, Ohio
logo
                             GLIMCHER REALTY TRUST
                             20 SOUTH THIRD STREET
                              COLUMBUS, OHIO 43215
                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 1998

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), of proxies from the holders of the Company's issued and outstanding common shares of beneficial interest, $.01 par value per share (the "Common Shares"), to be used at the Annual Meeting of Shareholders to be held on Friday, May 15, 1998 at The Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215 at 11:00 a.m., local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement and enclosed form of proxy are first being mailed to the holders of Common Shares of the Company on or about March 31, 1998.

     At the Annual Meeting, the holders of Common Shares of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

     1. The election of three trustees to serve until the 2001 annual meeting of shareholders and until their successors are elected and qualify;

     2. The approval of the Company's 1997 Incentive Plan (the "1997 Plan");

     3. The ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending December 31, 1998; and

     4. Such other business as may properly come before the Annual Meeting.

     Only the holders of record of the Common Shares at the close of business on March 23, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 23,680,812 Common Shares were outstanding.

     A majority of the Common Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

     In order to be elected as a trustee, a nominee must receive a plurality of all the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to approve the 1997 Plan and ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants (Proposals 2 and 3). For purposes of calculating votes cast with respect to each Proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on any Proposal.

     The Common Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, for the election of each nominee for trustee and in favor of Proposals 2 and 3. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their best judgment. The Company does not presently intend to bring any other business before the Annual Meeting and, because no shareholder nominations for election to the Board of Trustees and no shareholder proposals of business to be considered by shareholders at the Annual Meeting were received by the Company before March 13, 1998, no other business may come before the Annual Meeting pursuant to the Bylaws of the Company. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy. If a shareholder is a participant in the Company's Distribution Reinvestment and Share Purchase Plan, the accompanying Proxy Card should include the number of Common Shares registered in the participant's name under the plan.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

     The Company's Board of Trustees (the "Board") currently consists of nine members. The trustees currently are divided into three classes, consisting of three members (the "Class II Trustees") whose terms will expire at the 1999 annual meeting of shareholders, three members (the "Class III Trustees") whose terms will expire at the 2000 annual meeting of shareholders and three members (the "Class I Trustees") whose terms will expire at this Annual Meeting of shareholders.

     Pursuant to the Company's Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), at each annual meeting the successors to the class of trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, all of the Class I Trustees will be elected to hold office for a term of three years until the annual meeting of shareholders to be held in 2001, and until their respective successors are duly elected and qualify.

     EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE BOARD'S NOMINEES LISTED BELOW. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a trustee if elected.

     The information below relating to the nominees for election as trustees and for each of the other trustees whose terms of office continue after the annual meeting has been furnished to the Company by the respective individuals.

     Other than David J. Glimcher and Michael P. Glimcher, who are brothers, and Herbert Glimcher, the father of David J. Glimcher and Michael P. Glimcher, none of the other trustees or executive officers of the Company are related to each other. During the fiscal year ended December 31, 1997, the Board was increased by two members, and Michael P. Glimcher and Harvey Weinberg were appointed by the Board as Class II and III Trustees, respectively.

NOMINEES FOR ELECTION AS CLASS I TRUSTEES

     Philip G. Barach, 68, has been a trustee of the Company since January 1994. He is currently a private investor and was the chairman of the board of U.S. Shoe Corporation, a national retailer, from 1990 until 1993. Prior thereto, he was the chairman of the board, president and chief executive officer of U.S. Shoe Corporation. He currently serves as a member of the Board of Directors of Union Central Life Insurance Company, R.G. Barry Corporation, Bernard Chaus, Inc., Syms Corporation, and the Board of Advisors of the College of Nursing & Health, a division of the University of Cincinnati. Mr. Barach is a member of the Audit Committee and chairman of the Executive Compensation Committee of the Board.

     Oliver Birckhead, 75, has been a trustee of the Company since January 1994. He has been a private investor since 1988 and was the president and chief executive officer of The Central Bancorporation, a registered bank holding company, from 1969 until his retirement in 1988. Mr. Birckhead is active in several charitable and cultural organizations. Mr. Birckhead is chairman of the Audit Committee and a member of the Executive Compensation Committee of the Board.

     E. Gordon Gee, 54, has been a trustee of the Company since January 1994. He was the president of The Ohio State University from 1990 to 1997 and is currently the President of Brown University. He was president of the University of Colorado from 1985 to 1990. He is a member of the Board of Directors of Banc One Corporation, The Limited, Inc., Asarco, Inc. and Intimate Brands, Inc. He also serves on the Board of Advisors or Directors of the American Council on Education, the Advisory Council of Presidents to the Association of Governing Boards of Universities and Colleges and the President's Commission of the National Collegiate Athletic Association. Dr. Gee has received many honors in the fields of law and education and is active in many charitable and cultural organizations. He is a member of the Executive Compensation Committee of the Board.

OTHER TRUSTEES WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     Information concerning the other trustees whose terms do not expire at the Annual Meeting is set forth below.

     David J. Glimcher, 45, has been a trustee of the Company since September 1993. He served as President and Chief Executive Officer of the Company from September 1993 to May 1997, and as President and Chief Operating Officer of the Company from May 1997 to March 1998. In March 1998 Mr. Glimcher resigned as an officer of the Company to pursue more personal entrepreneurial opportunities. Mr. Glimcher served as President and Chief Executive Officer of The Glimcher Company since 1987. From 1984 until 1987, he was Vice President of The Glimcher Company with responsibilities for operations, leasing, acquisitions and development. Mr. Glimcher is a member of ICSC and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") and is active in several charitable and cultural organizations. Mr. Glimcher is a Class III Trustee. He has indicated that he plans to retain his seat on the Board and maintain his significant investment position in the Company.

     Herbert Glimcher, 69, has been a trustee and Chairman of the Company since its inception in September 1993 and has served as Chief Executive Officer of the Company since May 1997 and as President of the Company since David Glimcher's resignation in March 1998. He served as Chairman of The Glimcher Company since its inception in 1959. Mr. Glimcher is a nationally recognized innovator in the field of shopping center development, having been instrumental in the management, acquisition and development of over 100 shopping centers during his approximately 36 year career in real estate. Mr. Glimcher is a member of the International Council of Shopping Centers ("ICSC") and is active in several charitable and cultural organizations. Mr. Glimcher is a member of the Executive Committee and Executive Compensation Committee of the Board. Mr. Glimcher is a Class III Trustee.

     William R. Husted, 61, has been a trustee of the Company since May 1996. He has been the Senior Vice President of Construction of the Company since September 1996. Prior thereto, he served as Vice President of Development Services of the Company since January 1996 and as Vice President of Construction of the Company from September 1993 until January 1996. From 1985 to 1988, Mr. Husted served as Vice Director of Construction of the Company's predecessor, The Glimcher Company, until he was promoted in 1988 to Director of Construction of The Glimcher Company. Mr. Husted is a Class II Trustee and a member of the Executive Committee of the Board.

     Alan R. Weiler, 64, has been a trustee of the Company since January 1994. Mr. Weiler has been the president of Archer-Meek-Weiler Agency Inc., an insurance agency, since 1970. He is presently a member of the Board of Directors of Cincinnati Financial Corporation, an insurance holding company, and Commerce National Bank of Columbus. Mr. Weiler is active in several charitable and cultural organizations. Mr. Weiler is a Class II Trustee and a member of the Audit Committee and Executive Compensation Committee of the Board.

     Michael P. Glimcher, 30, has been a trustee of the Company since June 1997 and the Senior Vice President of Leasing of the Company since September 1996. Prior thereto, he was Vice President of Leasing since April 1995 and Director of Leasing Administration since the Company's inception in 1993. Mr. Glimcher served as the Director of Leasing Administration of The Glimcher Company from the time he joined that Company in 1991. Mr. Glimcher attended Arizona State University and graduated in 1990. Mr. Glimcher is a Class II Trustee and a member of the Executive Committee of the Board.

     Harvey Weinberg, 60, has been a trustee of the Company since July 1997. Mr. Weinberg has over 35 years experience as a retailer and manufacturer in the apparel industry, 25 years of which were spent at Hartmarx Corporation in various executive positions, the last five of which he was Chairman and Chief Executive Officer. In 1994, HSSI, Inc., of which Mr. Weinberg was President, Chief Executive Officer and a director, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division. Mr. Weinberg is presently a member of the Board of Directors of Syms Corporation, a publicly traded NYSE company which is a retailer of men's and women's apparel, and Maurice Corporation, a venture capital backed retailer of men's sportswear. He serves on the advisory boards of the J.L. Kellogg Graduate School of Management at Northwestern University and the Frontenac Company, a Chicago based venture capital firm, and is an active member of the Commercial Club of Chicago. He is a former director of the American National Bank of Chicago and the Lakewood Bank and Trust of Dallas, Texas. Mr. Weinberg is a Class III Trustee and a member of the Executive Compensation Committee of the Board.

BOARD OF TRUSTEES' MEETINGS

     During the Company's fiscal year ended December 31, 1997, the Board held four regular quarterly meetings and four special meetings. All of the trustees attended at least 75% of the aggregate of (i) all of the Board meetings and (ii) with respect to each trustee, all of the Board meetings of the Committees on which such individual serves.

BOARD COMMITTEES

     The Board has an Audit Committee, an Executive Committee and an Executive Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the Board performs the functions of that committee.

     The Audit Committee is composed of Messrs. Barach, Birckhead and Weiler. The function of the Audit Committee is to review the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee also reviews related party transactions. No member of the Audit Committee is an employee of the Company. The Audit Committee met two times during the fiscal year ended December 31, 1997.

     The Executive Committee is composed of Messrs. Herbert Glimcher, Michael Glimcher and William Husted. The function of the Executive Committee is to approve the acquisition, financing and disposition of investments for the Company and to execute certain contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except for those which require action by all trustees or the independent trustees under the Declaration of Trust or the Bylaws of the Company or under applicable law. The Executive Committee met four times during the fiscal year ended December 31, 1997.

     The Executive Compensation Committee is composed of Messrs. Philip G. Barach, E. Gordon Gee, Alan R. Weiler, Herbert Glimcher, Oliver Birckhead and Harvey Weinberg. The function of the Executive Compensation Committee is to determine compensation for the Company's executive officers. In addition, the members of the Executive Compensation Committee are authorized to administer the Company's 1993 Employee Share Option Plan (the "Employee Plan") and the 1993 Trustee Share Option Plan (the "Trustee Plan" and together with the Employee Plan, the "Option Plans"). The Executive Compensation Committee met five times during the fiscal year ended December 31, 1997.

TRUSTEES' COMPENSATION

     Each non-employee trustee of the Company receives an annual fee of $15,000, plus a fee of $1,000 for each meeting attended, and is eligible, pursuant to the provisions of the Trustee Plan, to receive grants of options to purchase Common Shares except that commencing in 1998 David J. Glimcher will not receive any trustees' fees. It is the Company's current intention to make annual grants of options to purchase 1,500 Common Shares to each non-employee trustee. Employees of the Company who are also trustees are not paid any trustees' fees. In addition, the Company reimburses the trustees for travel expenses incurred in connection with their activities on behalf of the Company.

     On April 14, 1997, Messrs. Barach, Birckhead, Gee and Weiler were each granted, under the Trustee Plan, options to purchase 1,500 Common Shares at an exercise price of $18.75 per share. The options granted to Messrs. Barach, Birckhead, Gee and Weiler were exercisable immediately upon the grant thereof. On April 14, 1997, David Glimcher was granted, under the Trustee Plan, an option to purchase 75,000 Common Shares at an exercise price of $18.75 per share. The option granted to Mr. Glimcher was to vest and be exercisable as to one-third of the shares per year for the first three years of a ten-year term. However, under the terms of two Amendments to Share Option Agreements, both Amendments dated March 9, 1998, the options granted to Mr. Glimcher on April 14, 1997, as well as the balance of the shares not already vested pursuant to a Share Option Agreement dated March 14, 1996 in which Mr. Glimcher was granted the option to purchase 50,000 shares, became immediately vested and exercisable.
--------------------------------------------------------------------------------

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF PHILIP G. BARACH, OLIVER BIRCKHEAD AND E. GORDON GEE TO SERVE UNTIL THE 2001 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.
--------------------------------------------------------------------------------

                                   PROPOSAL 2

                APPROVAL OF LONG-TERM INCENTIVE PERFORMANCE PLAN

     General. The 1997 Plan was adopted by the Board on December 11, 1997. Approval by the shareholders of the 1997 Plan is required in order to enable the grant of Incentive Options (as defined below). The purpose of the 1997 Plan is to align the interests of certain of the Company's trustees, officers and other employees with those of the shareholders and to enable the Company to attract, compensate and retain selected individuals to serve as directors, officers and employees who will contribute to the Company's success and provide such individuals with appropriate incentives and rewards for their performance.

     Awards to trustees, officers and other employees under the 1997 Plan may take the form of share options ("Options"), including corresponding share appreciation rights ("SARs") and reload options, restricted share awards and share purchase awards. The maximum number of Common Shares that may be the subject of awards under the 1997 Plan is 3,000,000 shares, or approximately 12.7% of the Common Shares outstanding as of March 16, 1998. No awards have yet been granted under the 1997 Plan.

     Share Authorization. Common Shares covered by any unexercised portions of terminated Options, Common Shares forfeited by participants and Common Shares subject to any awards which are otherwise surrendered by a participant without receiving any payment or other benefit with respect thereto may again be subject to new awards under the 1997 Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Common Shares, the number of Common Shares issuable in connection with the exercise of the Option shall not again be available for the grant of awards under the 1997 Plan. Common Shares subject to Options, or portions thereof, which have been surrendered in connection with the exercise of SARs, are not again available for the grant of awards under the 1997 Plan. The Common Shares to be issued or delivered under the 1997 Plan are authorized and unissued shares, or issued Common Shares that have been reacquired by the Company.

     Incentive Plan Administration. The 1997 Plan will be administered by a committee of two or more non-employee trustees (the "Committee"), which will initially consist of Messrs. Philip Barach and Harvey Weinberg. The Committee will determine the trustees, officers and employees who will be eligible for and granted awards, determine the amount and type of awards, establish rules and guidelines relating to the 1997 Plan, establish, modify and terminate the terms and conditions of awards and take such other action as may be necessary for the proper administration of the 1997 Plan. All employees and trustees are currently eligible to participate in the 1997 Plan.

     Options. "Incentive Options" meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and "Nonqualified Options" that do not meet such requirements are both available for grant under the 1997 Plan. The term of each Option will be determined by the Committee, but no Incentive Option will be exercisable more than ten years after the date of grant. Options may also be subject to restrictions on exercise, such as exercise in periodic installments, as determined by the Committee. The exercise price for Incentive Options must be at least equal to 100% of the fair market value of the Common Shares on the date of grant and the exercise price for Nonqualified Options will be determined by the Committee at the time of grant. The exercise price can be paid in cash, or if approved by the Committee, by tendering shares (actually or constructively) of Common Shares owned by a participant.

     Incentive Options are not transferable except by will or the laws of descent and distribution and may be exercised only by the participant (or his guardian or legal representative) during his or her lifetime, except as provided below. With the Committee's consent, Nonqualified Options may be transferable to family members and entities for the benefit of the participant or his family members. If a participant's employment with the Company or service as a trustee terminates for any reason (other than death or disability), any unexercised or unexpired Options held by the participant (or its permitted transferee) will be deemed cancelled and terminated on the date of such termination, unless the Committee decides to extend the term of such Options for a period not exceeding three months. In the case of a non-employee trustee, however, if such participant's service as a trustee terminates by reason of death, disability, or under mutually satisfactory conditions, any unexercised or unexpired Nonqualified Options held by the participant (or its permitted transferee) will be exercisable for a period of five years from the date of such termination or until the expiration of the Option, whichever is shorter. If a participant dies while employed by the Company, including an employee who is also a trustee, any unexercised or unexpired Options will, to the extent exercisable on the date of death, be exercisable by the holder or by the participant's estate or by any person who acquired such Options by bequest or inheritance, at any time generally within one year after such death. If a participant becomes totally disabled and his employment terminates as a result of such disability, including an employee who is also a trustee, the holder or the participant (or his guardian or legal representative) will have the unqualified right to exercise any unexercised and unexpired Options held by the participant (or its permitted transferee) generally for one year after such termination.

     Share Appreciation Rights. The 1997 Plan provides that SARs may be granted in conjunction with a grant of Options. Each SAR must be associated with a specific Option and must be granted at the time of grant of such Option. A SAR is exercisable only to the extent the related Option is exercisable. Upon the exercise of a SAR, the recipient is entitled to receive from the Company, without the payment of any cash (except for any applicable withholding taxes), up to, but no more than, an amount in cash or Common Shares equal to the excess of (A) the fair market value of one Common Share on the date of such exercise over (B) the exercise price of any related Option, times the number of Common Shares in respect of which such SAR shall have been exercised. Upon the exercise of a SAR, the related share Option, or the portion thereof in respect of which such SAR is exercised, will terminate. Upon the exercise of an Option granted in tandem with a SAR, such tandem SAR will terminate.

     Reload Options. The Committee may grant, concurrently with the award of any Option (each an "Underlying Option") to such participants, one or more reload options (each a "Reload Option") to purchase for cash or, if permissible under the Underlying Option, Common Shares, a number of Common Shares equal to the number of Common Shares delivered (or deemed delivered) by the participant to the Company to exercise the Underlying Option. Although an Underlying Option may be an Incentive Option, a Reload Option is not intended to qualify as an Incentive Option. A Reload Option may be granted in connection with the exercise of an Option that is itself a Reload Option. Each Reload Option will have the same expiration date as the Underlying Option and an exercise price equal to the fair market value of the Common Shares on the date of grant of the Reload Option. A Reload Option is exercisable immediately.

     Reload Options permit a participant to retain, through the term of the original Option, his or her economic interest in the sum of the Common Shares covered by such Options as well as the already-owned Common Shares that could be used to exercise such Option, by granting options on the number of Common Shares used to pay the exercise price of the original Option and subsequent Reload Options. In this way, Reload Options provide a participant with the opportunity to build up ownership of Common Shares covered by an original Option earlier during the Option term rather than through a single exercise at or near the end of the Option term.

     Restricted Shares. The Company may award restricted Common Shares to a participant. Such a grant gives a participant the right to receive Common Shares subject to a risk of forfeiture based upon certain conditions. The forfeiture restrictions on the Common Shares may be based upon performance standards, length of service or other criteria as the Committee may determine. Until all restrictions are satisfied, lapsed or waived, the Company will maintain custody over the restricted Common Shares but the participant will be able to vote the Common Shares and will be entitled to an amount equal to all distributions, if any, paid with respect to the Common Shares, as provided by the Committee. During such restrictive period, the restricted Common Shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon termination of employment, the participant generally forfeits the right to the Common Shares to the extent the applicable performance standards, length of service requirements, or other measurement criteria have not been met.

     Share Purchase Awards. The 1997 Plan also permits the grant of share purchase awards to participants. Participants who are granted a share purchase award are provided with a share purchase loan to enable them to pay the purchase price for the Common Shares acquired pursuant to the award. The terms of each share purchase loan will be determined by the Committee. The purchase price of Common Shares acquired with a share purchase loan is the fair market value on the date of the award. The 1997 Plan provides that some or all of the share purchase loan can be forgiven under terms determined by the Committee. At the end of the loan term, the remainder of the share purchase loan will be due and payable. The interest rate, if any, on a share purchase loan will be determined by the Committee. Share purchase loans may be recourse or nonrecourse under terms determined by the Committee.

     If a participant's employment with the Company is terminated for any reason other than death, disability, termination without "cause" or in the event of a change of control, the balance of the share purchase loans to such participant will be immediately due and payable. If a participant's employment terminates by reason of death, disability, termination without "cause" or in the event of a change of control, the balance of such participant's share purchase loans may be forgiven in whole or in part as of the date of such occurrence at the discretion of the Committee.

     Antidilution Provisions. The number of Common Shares authorized to be issued under the 1997 Plan and subject to outstanding awards (and the grant or exercise price thereof) may be adjusted to prevent dilution or enlargement of rights in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spinoff, combination, repurchase or exchange of Common Shares or other securities, the issuance of warrants or other rights to purchase Common Shares or other securities, or other similar capitalization change.

     Certain Federal Income Tax Consequences of the 1997 Plan. The following is a brief summary of the principal federal income tax consequences of awards under the 1997 Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     A participant is not subject to federal income tax either at the time of grant or at the time of exercise of an Incentive Option. However, upon exercise, the difference between the fair market value of the Common Shares and the exercise price is a tax preference item subject to the possible application of the alternative minimum tax. If a participant does not dispose of Common Shares acquired through the exercise of an Incentive Option in a "disqualifying disposition" (i.e., no disposition occurs within two years from the date of grant of the share option nor within one year of the transfer of the Common Shares to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such Common Shares, and such gain will be taxable as gain from the sale of a capital asset.

     The Company will not receive any tax deduction on the exercise of an Incentive Option or, if the above holding period requirements are met, on the sale of the underlying Common Shares. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the Common Shares at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

     If Nonqualified Options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the Option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the Common Shares on the date of exercise. The Company will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

     No income will be realized by a participant in connection with the grant of any SAR. The participant must include in ordinary income the amount of cash received and the fair market value on the exercise date of any Common Shares received upon the exercise of a SAR. The Company will be entitled to a deduction equal to the amount included in such participant's income by reason of the exercise of any SAR.

     The receipt of a Reload Option by a holder of an Incentive Option or a Nonqualified Option (including a Reload Option) who pays the exercise price in full or in part with previously acquired Common Shares should not affect the tax treatment of the exercise of such Incentive or Nonqualified Option (including the amount of ordinary income, if any, recognized upon exercise). A participant will not be subject to tax at the time a Reload

Option is granted (except for any income recognized upon the exercise of a Nonqualified Option at the time of grant of the Reload Option). A Reload Option will constitute a Nonqualified Option for federal income tax purposes and will be taxed as such in the manner set forth above.

     A grant of restricted Common Shares does not constitute a taxable event for either a participant or the Company. However, the participant will be subject to tax, at ordinary income rates, when the Common Shares are no longer subject to a substantial risk of forfeiture or they become transferable. The Company will be entitled to take a commensurate deduction at that time.

     A participant may elect to recognize taxable ordinary income at the time restricted Common Shares are awarded in an amount equal to the fair market value of the Common Shares at the time of grant, determined without regard to any forfeiture restrictions. If such an election is made, the Company will be entitled to a deduction at that time in the same amount. Future appreciation on the Common Shares will be taxed at the capital gains rate when the Common Shares are sold. However, if, after making such an election, the Common Shares are forfeited, the participant will be unable to claim a deduction.

     In general, a participant who receives a share purchase award incurs no tax liability and the Company does not receive any deduction at the time Common Shares are acquired through a share purchase award. However, as the share purchase loan is forgiven, the participant will be required to recognize income in an amount equal to the forgiven portion of the loan. The Company will be entitled to take a commensurate deduction at such time.

     Applicable withholding taxes may be withheld in connection with any award under the 1997 Plan. In that regard, the Committee has the discretion to allow a participant to satisfy its withholding tax obligations with Common Shares.

     Change in Control. Depending on the terms of a particular award as determined by the Committee, upon the occurrence of a change in control of the Company, all options and related SARs may become immediately exercisable, the restricted Common Shares may fully vest and share purchase loans may be forgiven in full.

     Termination, Amendment and ERISA Status. The 1997 Plan will terminate by its terms and without any action by the Board on December 11, 2007. No awards may be made after that date. Awards outstanding on December 11, 2007, will remain valid in accordance with their terms.

     The Committee may amend or alter the terms of awards under the 1997 Plan, including to provide for the forgiveness in whole or in part of share purchase loans, the release of the Common Shares securing such loans or the termination or modification of the vesting or performance provisions of the grants of restricted Common Shares but no such action shall in any way impair the rights of a participant under any award without such participant's consent.

     The Committee may amend or terminate the 1997 Plan. No such amendments or termination of the 1997 Plan shall in any way impair the rights of a participant under any award previously granted without such participant's consent. In addition, any amendment or termination will be subject to shareholder approval if approval is required by Federal or state law or regulation or rule of any stock exchange or quotation system on which the Common Shares are listed or quoted.

     The 1997 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1976, as amended.
--------------------------------------------------------------------------------

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE 1997 PLAN.
--------------------------------------------------------------------------------

                                   PROPOSAL 3

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board and the Audit Committee have appointed the firm of Coopers & Lybrand L.L.P., which firm was engaged as independent public accountants for the fiscal year ended December 31, 1997, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. A proposal to ratify this appointment is being presented to the shareholders at the Annual Meeting. A representative of Coopers & Lybrand L.L.P. is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.
--------------------------------------------------------------------------------

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED RATIFICATION OF APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.
--------------------------------------------------------------------------------

                               EXECUTIVE OFFICERS

     The following information is provided with respect to the executive officers of the Company. Executive officers are chosen by and serve at the discretion of the Board. Mr. Terry A. Schreiner, formerly Senior Vice President and Chief Financial Officer of the Company, resigned from the Company effective April 15, 1997. Mr. William Cornely, formerly a partner of Coopers & Lybrand L.L.P., replaced Mr. Schreiner as Senior Vice President and Chief Financial Officer of the Company, and on March 9, 1998, Mr. Cornely was promoted by the Board to Senior Executive Vice President, and given the additional office of Chief Operating Officer. Biographical information regarding Mr. Cornely is set forth below.

     Herbert Glimcher, Chairman of the Board, Chief Executive Officer and President. Biographical information regarding Mr. Herbert Glimcher is set forth under "Proposal 1--Election of Trustees."

     William G. Cornely, 48. Mr. Cornely has served as Senior Vice President and Chief Financial Officer and Treasurer of the Company since April 15, 1997, and was promoted to Senior Executive Vice President and given the additional office of Chief Operating Officer by the Board on March 9, 1998. Mr. Cornely was associated with the international accounting firm of Coopers & Lybrand L.L.P. since 1977 and was a partner of such firm since 1986. Mr. Cornely has a B.S. degree from The Ohio State University.

     Michael P. Glimcher, 30, Senior Vice President of Leasing. Biographical information regarding Mr. Glimcher is set forth under "Proposal 1--Election of Trustees."

     William R. Husted, 61, Senior Vice President of Construction. Biographical information regarding Mr. Husted is set forth under "Proposal 1--Election of Trustees."

     George A. Schmidt, 50, has been a Senior Vice President of the Company since September 1996 and General Counsel and Secretary of the Company since May 1996. Mr. Schmidt has over 25 years of experience in the practice of commercial real estate law, including six years as Assistant General Counsel of DeBartolo Realty Corporation, a NYSE listed real estate investment trust, prior to joining the Company in May of 1996. Mr. Schmidt has a B.A. degree from Cornell University, an M.B.A. degree from Ohio University, and a J.D. degree from Case Western Reserve University. Mr. Schmidt is a member of the Ohio, Texas, Columbus, Ohio and American Bar Associations.

     Alan S. Perlstein, 52, has been Senior Vice President of Development of the Company since February 1997. As Senior Vice President of Development, Mr. Perlstein is responsible for identifying and signing anchors, as well as related development activities identifying new sites and redevelopment opportunities for malls, power centers and grocery-anchored community centers as well as negotiating with anchor tenants for these various retail product types. Mr. Perlstein began his career at The Taubman Co. in 1969. He became the Senior Vice President of Real Estate at Western Development (now the Mills Corporation) in 1976. From 1986 to 1997, he was Senior Vice President of Real Estate for New Market Development and Cousins Properties. While with New Market Development, Cousins Properties and Western Development he identified sites, handled site acquisitions, and secured anchor tenants with respect to 43 projects in 13 states totaling approximately 11,750,000 square feet.

     Timothy C. Getz, 41, Senior Vice President and Chief Investment Officer of the Company since September 1996, Senior Vice President of Finance and Investments since August 1995, and Treasurer of the Company from January 1996 until April 1997. In addition, from January 1996 through March 1996 Mr. Getz temporarily served as Chief Financial Officer of the Company. Prior thereto, Mr. Getz was employed at Ohio Public Employees Retirement System in Columbus, Ohio from 1981 to 1995 where he held numerous positions, including Assistant Investment Officer, the position he held for more than five years until immediately prior to leaving such company. As Assistant Investment Officer of Ohio Public Employees Retirement System Mr. Getz managed investments in wholly owned properties, mortgages and investments in public real estate companies. Mr. Getz is currently a member of the Pension Fund Real Estate Association, a council member of the Urban Land Institute, serves on the Board of Governors of the National Association of Real Estate Investors and is a member of the Editorial Board of Institutional Real Estate Newsletter.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by David J. Glimcher, the Company's Chief Executive Officer through May 1997 and Herbert Glimcher, the Company's current Chief Executive Officer, and the Company's four other most highly compensated current executive officers whose salary and bonus exceeded $100,000 (collectively, the "Named Executives"), during the fiscal years ended December 31, 1995, 1996 and 1997.

     Prior to the Company's initial public offering in January 1994, the Company's executive officers did not receive any form of compensation for services rendered to the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                         ----------------
                                                   ANNUAL COMPENSATION(1)                 COMMON SHARES
                                       -----------------------------------------------      UNDERLYING
      NAME & PRINCIPAL POSITION          YEAR           SALARY             BONUS             OPTIONS
      -------------------------          ----           ------             -----         ----------------
Herbert Glimcher                         1997          $325,000           $113,750           275,000
Chairman of the Board                    1996          $325,000           $ 85,000            50,000
and Chief Executive Officer              1995          $325,000           $      0                 0
David J. Glimcher(2)                     1997          $300,000           $ 90,000            75,000
former President and Chief               1996          $300,000           $ 75,000            50,000
Operating Officer                        1995          $300,000           $      0                 0
Michael P. Glimcher                      1997          $207,957           $ 50,375                 0
Senior Vice President                    1996          $150,000           $ 40,000                 0
of Leasing                               1995          $100,000           $      0                 0
Alan Perlstein(3)(4)                     1997          $212,899           $ 35,000            10,000
Senior Vice President                    1996          $      0           $      0                 0
of Development                           1995          $      0                  0                 0
William R. Husted(5)                     1997          $185,788           $ 44,792            15,000
Senior Vice President                    1996          $178,129           $ 40,000            10,000
of Construction                          1995          $135,180           $      0                 0

---------------

(1) The total value of all perquisites and other personal benefits received by such individual was less than the lesser of $50,000 or ten percent of the total salary of and bonus paid or accrued by the Company for services rendered by each officer during the fiscal year.

(2) Mr. Glimcher resigned as an Executive Officer of the Company on March 9, 1998. At such time, all of Mr. Glimcher's options vested and became immediately exercisable.

(3) The amount shown includes $37,899 for automobile allowances and relocation costs paid by the Company during 1997 for the benefit of Alan Perlstein.

(4) Mr. Perlstein did not commence employment with the company until 1997.

(5) The amount shown includes $6,621 and $3,129 for automobile allowances paid by the Company during 1997 and 1996, respectively, for the benefit of William R. Husted.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options to purchase Common Shares granted during the fiscal year ended December 31, 1997 to the Named Executives. The Company did not grant any share appreciation rights during 1997.

                                                        INDIVIDUAL GRANTS
                          ------------------------------------------------------------------------------
                                                 PERCENT OF
                              NUMBER OF        TOTAL OPTIONS
                              SECURITIES         GRANTED TO     EXERCISE OR                 GRANT DATE
                          UNDERLYING OPTIONS     EMPLOYEES      BASE PRICE    EXPIRATION   PRESENT VALUE
          NAME                GRANTED(#)       IN FISCAL YEAR     ($/SH)         DATE         ($)(1)
------------------------  ------------------   --------------   -----------   ----------   -------------
Herbert Glimcher........        75,000             14.65          $ 18.75     4/14/2007      $ 54,458
                               200,000             39.06          $ 20.75     6/17/2007      $190,120
David J. Glimcher.......        75,000             14.65          $ 18.75     4/14/2007      $ 54,458
Michael P. Glimcher.....        15,000              2.93          $ 18.75     4/14/2007      $ 10,892
William R. Husted.......        15,000              2.93          $ 18.75     4/14/2007      $ 10,892
Alan Perlstein..........        10,000              1.95          $ 19.38     3/31/2007      $  8,169

---------------

(1) Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that the Named Executive receives will depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is executed. There is no assurance that the value realized by the Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions such as interest rates, stock price volatility and future dividends yields.

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                     END AND FISCAL YEAR END OPTION VALUES

     During the fiscal year ended December 31, 1997, none of the Named Executives exercised any options granted to them. The following table sets forth certain information with respect to the unexercised options held as of the end of such fiscal year by the Named Executives.

                                                                                   VALUE OF UNEXERCISED
                                                   NUMBER OF SECURITIES                IN-THE-MONEY
                                              UNDERLYING UNEXERCISED OPTIONS            OPTIONS AT
                                                HELD AT DECEMBER 31, 1997           DECEMBER 31, 1997
                    NAME                        EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE(1)
--------------------------------------------  ------------------------------   ----------------------------
Herbert Glimcher............................         66,667/308,333                 $208,333/$833,854
David J. Glimcher...........................         66,667/108,333                 $208,333/$471,354
William R. Husted...........................          15,833/21,667                 $  47,448/$94,271
Michael P. Glimcher.........................          10,333/21,667                 $  34,729/$94,271
Alan Perlstein..............................               0/10,000                 $       0/$31,875

---------------

(1) An individual upon exercise of an option, does not receive cash equal to the amount contained in the column "Value of Unexercised In-the-Money Options at December 31, 1997." Instead, the amounts contained in such column reflect the increase in the price of the Common Shares from the option grant date to December 31, 1997, in each case multiplied by the number of Common Shares covered by the option. The increases reflected above are based on the closing price of $22.5625 per Common Share on the New York Stock Exchange on December 31, 1997. No cash appreciation is realized until the Common Shares received upon exercise of an option are sold.

1993 TRUSTEE SHARE OPTION PLAN AND 1993 EMPLOYEE SHARE OPTION PLAN

     Prior to the Company's initial public offering in January 1994, the Option Plans were adopted by the Board and all of the then current shareholders. The Option Plans' administrators currently consist of Messrs. Philip G. Barach, Oliver Birckhead, E. Gordon Gee, Herbert Glimcher, Alan R. Weiler and Harvey Weinberg, who are also the members of the Executive Compensation Committee.

     The Option Plans provide for the grant of options to purchase Common Shares to eligible participants and the grant of share appreciation rights and reload options in connection with such underlying options. The Option Plans were designed to attract, retain and motivate key employees by granting them options to purchase Common Shares. The persons entitled to participate in the Trustee Plan are those trustees of the Company or trustees or directors of any of the Company's subsidiaries or affiliates as the Executive Compensation Committee shall select from time to time. Eligible participants of the Employee Plan consist of those key employees, (other than trustees or directors) of the Company, or any of its subsidiaries or affiliates, as the Executive Compensation Committee shall select from time to time.

     The Option Plans provide for the grant of a maximum of 700,000 options to purchase Common Shares under the Trustee Plan and 400,000 options to purchase Common Shares under the Employee Plan, and permit the granting of share options to employees which are either "incentive share options" ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified share options" ("NSOs").

     Subject to the terms of the Option Plans, the Executive Compensation Committee determines the recipients of ISOs, NSOs (including reload options) and share appreciation rights and the number of such awards to be granted under the Option Plans. As of December 31, 1997, options to purchase 576,500 and 360,372 Common Shares were outstanding under the Trustee Plan and Employee Plan, respectively, 144,800 and 136,386 options of which were exercisable as of December 31, 1997 under the Trustee Plan and Employee Plan, respectively.

                       EXECUTIVE COMPENSATION COMMITTEE'S
                        REPORT ON EXECUTIVE COMPENSATION

     It is the responsibility of the Executive Compensation Committee to review compensation plans, programs and policies as they relate to executive officers, to determine the compensation of the Company's executive officers and to monitor the performance of the Company's executive officers.

     The Executive Compensation Committee's annual review includes an evaluation of the Company's corporate performance, growth, share appreciation and total return to shareholders. Consideration is also given to the officer's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and such individual's resultant combined value to the Company's long-term performance and growth. It is the goal of the Executive Compensation Committee to provide compensation that is fair and equitable to both the employee and the Company.

     The key elements of the Company's executive compensation package are base salary, annual bonus and share options. The policies with respect to each of these elements, as well as the compensation paid to the executive officers of the Company for the fiscal year ended December 31, 1997, are discussed below.

  Base Salaries

     In determining the amount of base salary paid by the Company to each of its executive officers in the fiscal year ended December 31, 1997, the Executive Compensation Committee evaluated the responsibilities of the position held and the experience of the individual. In determining the base salary granted to Herbert Glimcher, the Company's Chief Executive Officer, and to David J. Glimcher, the Company's Chief Operating Officer, for the fiscal year 1997, the Executive Compensation Committee took into account their experience and performance, as well as the Company's performance, share appreciation and total return to shareholders.

  Annual Bonus

     In 1997 the Executive Compensation Committee approved an incentive compensation plan pursuant to which executive officers were entitled to receive bonuses based on their annual base compensation and management level. In fiscal 1997, bonuses were granted to the executive officers in amounts ranging from 25% to 35% of the annual base compensation of the respective officers. In determining the 1997 bonus amounts, the Executive Compensation Committee reviewed the performance of the Company, core portfolio trends, investment activities in the acquisition and development areas of the Company and non-financial performance measures such as the executive officer's performance, effort and role in promoting the long term strategic growth of the Company, as well as other matters as the Executive Compensation Committee deemed appropriate.

  Share Options

     Under the Option Plans, both of which were approved by the Company's shareholders, and the 1997 Plan, options to purchase Common Shares may be granted to the Company's executive officers. The Option Plans' administrators currently consist of the members of the Executive Compensation Committee, and the 1997 Plan's administrators currently consist of Messrs. Philip Barach and Harvey Weinberg, (together with the Executive Compensation Committee, the "Administrators") who determine guidelines for the size of share option awards based on factors, including competitive compensation data, which also are considered in determining base salaries and annual bonus.

     It is the intention of the Administrators to enhance the working incentive and productivity of the Company's executive officers by granting share options to such persons. The Administrators consider share options to be a successful method of linking the interests of executives and the trustees with those of the shareholders. Share options have been and generally will continue to be granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest pursuant to schedules set by the Administrators. The Administrators believe that by establishing a vesting schedule, the option holder is motivated to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless the recipient remains an employee or a trustee of the Company until his options are fully vested and unless the Common Shares appreciate in value.

     During fiscal year 1997, options to purchase Common Shares were granted under the Employee Plan to certain of the executive officers of the Company. Such options entitled the recipients to purchase Common Shares in amounts ranging from 5,000 Common Shares to 20,000 Common Shares.

  Omnibus Budget Reconciliation Act Implications for Executive Compensation

     It is the responsibility of the Executive Compensation Committee to address the issues raised by the change in the tax laws which made certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company beginning in 1994. In this regard, the Committee determines whether any actions with respect to this limit should be taken by the Company. At this time, no executive officer has received during 1997 nor is it anticipated that any executive officer of the Company will receive any such compensation in excess of this limit during 1998. Therefore, during 1997, the Executive Compensation Committee did not take any action to comply with the limit. The Executive Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

  Conclusion

     The goal of the Executive Compensation Committee is to enhance the profitability of the Company, and, thus, shareholder value, by aligning closely the financial interests of the Company's key executives with those of its shareholders. Specifically, the Executive Compensation Committee seeks to enhance the Company's ability to attract and retain qualified executive officers, to motivate such executives to achieve the goals inherent in the Company's business strategy and to emphasize share ownership by such executives and, thereby, tie long-term compensation to increases in shareholder value.

     To permit an ongoing evaluation of the link between the Company's performance and its executive compensation, the Executive Compensation Committee will review the Company's executive compensation program each year. This review will include a review of such executive's responsibilities and efforts and contributions to the Company's performance and future growth of the Company's revenues and earnings.

     In addition, while the elements of compensation described above will be considered separately, the Executive Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits.

     Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and corporate performance.

     The foregoing report has been furnished by the Executive Compensation Committee.

                                        Oliver Birckhead
                                        E. Gordon Gee
                                        Herbert Glimcher
                                        Alan R. Weiler
                                        Harvey Weinberg
                                        Philip G. Barach
March 31, 1998

                         SHARE PRICE PERFORMANCE GRAPH

     The following table compares the cumulative total shareholder return on the Common Shares for the period commencing January 26, 1994(1) through December 31, 1997 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the NAREIT Equity REIT Total Return Index(2) ("NAREIT Index") for the period commencing January 1, 1994 through December 31, 1997. Total return values for the S&P 500, the NAREIT Index and the Common Shares were calculated based on cumulative total return assuming the investment of $100 in the S&P 500 and the NAREIT Index on January 1, 1994, and in the Common Shares on January 26, 1994 and assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                         SHARE PRICE PERFORMANCE GRAPH

               MEASUREMENT PERIOD                    GRT TOTAL                            S&P 500
             (FISCAL YEAR COVERED)                     RETURN            NAREIT            INDEX
1/1/94                                                         100               100               100
12/31/94                                                    117.10            103.17            101.31
12/31/95                                                    101.73            118.92            139.23
12/31/96                                                    143.65            160.86            171.19
12/31/97                                                    161.15            193.48            228.32

---------------

* GRT Initial Public Offering was 1/26/94

(1) Since the Company did not commence operation until January 26, 1994, which is the date the Company's initial public offering was consummated, no data prior thereto is available.

(2) The NAREIT Equity REIT Total Return Index (consisting of 176 companies with a total market capitalization of $127.8 billion) is maintained by the NAREIT.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with its initial public offering, the Company and its affiliates acquired several properties (the "Glimcher Properties," or singularly, a "Glimcher Property") from Herbert Glimcher, David J. Glimcher and entities, or the beneficial owners of such entities, affiliated with Herbert Glimcher and David Glimcher (collectively, the "Glimcher Entities"). In addition, at that time the Company was granted options ("Purchase Options") to purchase, at the lower of cost or 90% of its fair market value (as determined by a third party independent appraiser selected by the independent trustees), the interest of certain of the Glimcher Entities described above, who are also executive officers of the Company, in such parcels. As of December 31, 1997, the Company had Purchase Options in connection with the following parcels: (i) five undeveloped outparcels contiguous to four of the Glimcher Properties aggregating approximately 94.4 acres, of which management believes that four parcels are best suited to residential or other non-retail development and one parcel is owned in partnership where the minority partner has not consented to a transfer of such parcel to the Company; and (ii) an approximately 64.8 acre parcel of undeveloped land in Delaware County, Ohio, which is not contiguous to any of the Glimcher Properties; and various other parcels of undeveloped land which are not contiguous to any of the Glimcher Properties, ranging in size from one acre to approximately 36.6 acres. Each such option is exercisable only if the respective parcel is developed as a retail property.

     Certain of the transferors of the Glimcher Properties (i.e. Herbert Glimcher, all of Herbert Glimcher's children, including David Glimcher and Michael Glimcher, and a brother of Herbert Glimcher), who are also executive officers of the Company and/or immediate family members of such executive officers, own passive investments in certain tenants at some of the Company's properties. Annual rents paid by and accounts payable to such tenants for the year ended December 31, 1997 were $559,000 and $9,000, respectively. The transferors of the Glimcher Properties believed at the time such leases were executed that their terms with such tenants were no less favorable to the landlord than those obtainable from independent third-party tenants.

     Pursuant to the partnership agreement (the "Partnership Agreement") of Glimcher Properties Limited Partnership, a Delaware limited partnership of which a wholly owned corporation of the Company is general partner (the "Partnership"), Herbert Glimcher and David J. Glimcher, limited partners of the Partnership, agreed to indemnify the Partnership, the general partner of the Partnership and the Company from and against all liability incurred by them as a result of any inaccuracy in a representation or warranty made with respect to certain of the Company's properties in connection with the Company's initial public offering. Herbert Glimcher's and David Glimcher's liability under such indemnification terminated on January 26, 1997 pursuant to the terms of the Partnership Agreement. As security for such indemnification obligations, Herbert Glimcher and David J. Glimcher granted to the Partnership a lien on their limited partnership interests in the Partnership and all Common Shares acquired by them in connection with the Company's initial public offering. In August 1994, 106,275 of Herbert Glimcher's Common Shares were released from the lien granted to the Partnership and pursuant to the terms of the Partnership Agreement, in lieu thereof, Herbert Glimcher consented to personal liability for his indemnification obligations to the extent of the value of the released Common Shares. The aggregate value of the aforesaid security interest and personal liability was approximately $38.6 million on January 26, 1997. The aforesaid liens and personal liability also terminated on January 26, 1997. Herbert Glimcher, as a trustee and executive officer of the Company, and David
J. Glimcher, as a trustee of the Company, each had a conflict of interest with respect to their obligations as trustee and/or executive officer of the Company in connection with enforcement of the terms of the Partnership Agreement.

     In 1997, the Company reimbursed The Glimcher Company ("TGC") and Corporate Flight, Inc. ("CFI"), each of which is wholly owned by Herbert Glimcher, $11,000 and $179,000, respectively, for the use in connection with Company related matters, of a bus owned by TGC and an airplane leased by CFI. GDC reimbursed the same two companies $25,000 and $895,000, respectively for the use of such bus and airplane in connection with Company related matters.

     Alan R. Weiler, a trustee serving a three year term which expires in 1999, is the president of Archer-Meek-Weiler Agency, Inc., a general insurance agency, which has received fees from the Company in connection with the placement of certain insurance policies for the Company. The aggregate fees received by Archer-Meek-Weiler Agency, Inc. for providing such services during the fiscal year 1997 were approximately $137,113. On January 9, 1998, WSS Limited Partnership, in which Mr. Weiler and his wife are limited partners, received 17,617 Units of the Operating Partnership of the Company in exchange for contribution of land with respect to WSS Limited Partnership's interest in the property purchased by the Company for the purpose of constructing Polaris Shopping Center in Columbus, Ohio.

     The Company has entered into Severance Benefit Agreements (the "Severance Agreements") with Messrs. Herbert Glimcher, William R. Husted, George A. Schmidt, Timothy C. Getz, William G. Cornely and Michael P. Glimcher, all executive officers of the Company (each, an "Executive"). If an Executive is an employee of the Company immediately prior to a "Change in Control of GRT" (as defined in the Severance Agreements), the Executive shall be entitled to receive from the Operating Partnership a lump sum severance payment equal to three times the Executive's annual compensation during the calendar year preceding the calendar year in which the Change in Control of GRT occurs, such annual compensation to include (i) all base salary and bonuses paid or payable to the Executive, (ii) all grants of restricted Common Shares of the Company and (iii) the fair market value of any other property or rights given or awarded to the Executive by the Company. In addition, any restricted Common Shares, or options to purchase Common Shares, granted to the Executive shall vest on the day immediately prior to the date of a Change in Control of GRT.

     For a period of 18 months following a Change of Control of GRT, the Company shall maintain in full force and effect all life, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the date of the Change in Control of GRT, subject to certain conditions and limitations as set forth in the Severance Agreements.

     Additionally, an Executive who receives any compensation or recognizes any income which constitutes an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Code, or for which a tax is otherwise payable under
Section 4999 of the Code, is entitled to receive from Glimcher Properties Limited Partnership, the Company's operating partnership, an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by the Executive under Section 4999 of the Code with respect to such excess parachute payments, including the Additional Amount, plus (ii) all income taxes payable by the Executive with respect to the Additional Amount.

     On March 9, 1998, David J. Glimcher resigned as an officer of the Company, at which time Mr. Glimcher's Severance Agreement terminated and the Company entered into a new Severance Benefits Agreement with Mr. Glimcher pursuant to which the Company agreed to pay Mr. Glimcher a severance payment equal to his annual compensation (consisting of all base salary and bonuses) paid to him during 1997, as well as the bonus due him for services rendered to the Company in 1997. Additionally, the Company will pay Mr. Glimcher's medical insurance premiums under the Company's employee medical plan for 24 months from March 9, 1998, and the Company will match all payments made by Mr. Glimcher to the Company's Retirement Savings Plan during 1997 and payments made by Mr. Glimcher to the Plan in 1998 resulting from any bonus earned in 1997 and paid in 1998.

     On October 16, 1996, the Company formed Glimcher Development Corporation, a wholly owned non-qualified REIT subsidiary ("GDC"), whose shareholders are: (i) the Partnership (holding a 95% non-voting economic interest in GDC), and (ii) Herbert Glimcher and Michael P. Glimcher (collectively holding a 100% voting interest and a 5% economic interest in GDC). David J. Glimcher was a shareholder of GDC from its inception to March 1998 when he departed as an executive officer of the Company and sold his interests in GDC to Herbert Glimcher and Michael P. Glimcher. The Company transferred 51 of its employees in the construction, development, leasing and legal departments to GDC. GDC provides services for a fee, to the Company, to ventures in which the Company has an ownership interest and to third parties. GDC allows the REIT to earn non-qualified revenues without jeopardizing its REIT status.

     The foregoing transactions were approved by the members of the Audit Committee of the Board.

ADDITIONAL INFORMATION WITH RESPECT TO EXECUTIVE COMPENSATION,
COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     On February 14, 1994, the Board established an Executive Compensation Committee, the function of which is to determine compensation for the executive officers of the Company. The Executive Compensation Committee consists of Philip
G. Barach, Oliver Birckhead, E. Gordon Gee, Herbert Glimcher, Alan R. Weiler and Harvey Weinberg. In addition, the members of the Executive Compensation Committee administer the Option Plans Messrs. Philip Barach and Harvey Weinberg administer the 1997 Plan and determine the number of options granted to the trustees and employees of the Company under the Option Plans. Other than Herbert Glimcher, who is the Chairman and Chief Executive Officer of the Company, none of the members of the Executive Compensation Committee are employees of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Shares by each trustee and Named Executive and by all trustees and Named Executives as a group as of March 16, 1998.

                                                                 AMOUNT
                      NAME AND ADDRESS                        BENEFICIALLY      PERCENT
                   OF BENEFICIAL OWNER(1)                     OWNED(2)(3)     OF CLASS(4)
                   ----------------------                     ------------    -----------
Herbert Glimcher(5).........................................   1,365,720          5.50%
David J. Glimcher(6)
  David J. Glimcher Company
  88 W. Broad St.
  Columbus, Ohio 43215......................................     798,689          3.27%
William R. Husted(7)........................................      45,020          0.19%
Alan Perlstein(8)...........................................       6,333          0.03%
Michael P. Glimcher(9)......................................     276,538          1.15%
Philip G. Barach(10)
  Kenwood Professional Building
  9403 Kenwood Road, Suite D100
  Cincinnati, Ohio 45242....................................      11,100           .05%
Oliver Birckhead(11)
  PNC Bank 201
  East Fifth Street, Suite 1000
  Cincinnati, Ohio 45202....................................      14,500           .06%
E. Gordon Gee(12)
  Office of the President
  Brown University,
  Box 1860
  Providence, RI 02912-1860.................................       3,500           .01%
Alan R. Weiler(13)
  Archer-Meek-Weiler Agency, Inc.
  150 E. Mount Street, Suite 308
  Columbus, Ohio 43215......................................      13,500           .06%
Harvey Weinberg(14)
  164 Timberlane
  Glencoe, IL 6022..........................................       5,000           .02%
All trustees and executive
  officers as a group (13 persons)..........................   2,566,518          9.89%

---------------

 (1) Unless otherwise indicated, the address for each such individual is 20 South Third Street, Columbus, Ohio 43215.

 (2) Unless otherwise indicated, the person has sole voting and investment power with respect to such Common Shares.

 (3) Several of the trustees and executive officers of the Company own Units of partnership interest in Glimcher Properties Limited Partnership, a Delaware limited partnership, which Units may (at the holder's election) be redeemed at any time for cash (at a price equal to the fair market value of an equal number of Common Shares) or, at the option of the Company, for Common Shares on a one-for-one basis.

 (4) Amount and Percent of Class was computed based on 23,676,321 Common Shares outstanding as of March 16, 1998, and, in each person's case, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by such persons, or in the case of all trustees and executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by all such members of such group, but does not include the number of Common Shares issuable upon the exercise of any other outstanding options or the redemption of any other Units. Common Shares issuable upon exercise of options are included only to the extent the related options are exercisable within 60 days of the date of this Proxy Statement.

                                              (Footnotes continued on next page)

 (5) Includes 53,553 shares held by Herbert Glimcher individually and 106,275 Common Shares owned by the Herbert and DeeDee Glimcher Charitable Trust of which Mr. Glimcher's wife is the trustee. Also includes 958,230 Units held by Mr. Glimcher, 120,404 Units held by Mr. Glimcher's wife and 83,333 of Mr. Glimcher's 375,000 options, of which 50,000 options became fully vested on January 26, 1997, 16,666 options vested on March 14, 1997 and 16,667 options vested on March 14, 1998. Also includes 41,400 Common Shares which are owned by Mr. Glimcher and his wife as tenants-in-common and 2,525 Common Shares which are owned by trusts for the benefit of Mr. Glimcher's grandchildren and nephews of which Mr. Glimcher's wife is trustee.

 (6) Includes 599,582 Units held by Mr. Glimcher, 3,582 Units held by The David
     J. Glimcher Company which is wholly owned by Mr. Glimcher. Also includes 1,500 Common Shares owned by The David J. Glimcher Company, and 6,907 Common Shares owned by Mr. Glimcher's wife, 9,448 Common Shares owned by trusts, of which Mr. Glimcher's wife is trustee or co-trustee. Also includes 175,000 options, all of which became fully vested upon Mr. Glimcher's departure from employment by the Company on March 9, 1998.

 (7) Includes 16,088 Units held by Mr. Husted, 25,832 of Mr. Husted's 37,500 options, of which 12,500 options became fully vested on January 26, 1997, 6,666 options vested on March 14, 1997, and 6,667 options vested on March 14, 1998. Also includes 3,100 Common Shares owned by Mr. Husted.

 (8) Mr. Perlstein was granted an option to purchase 10,000 shares on March 31, 1997, 3,333 of which will become exercisable on March 31, 1998. Amount shown also includes 3,000 Common Shares, 500 of which are owned by Mr. Perlstein's wife.

 (9) Includes 157,189 Units held by Mr. Glimcher. Also includes 13,666 of Mr. Glimcher's 32,000 options, 7,000 of which became fully vested on January 26, 1997, 3,333 of which vested on March 14, 1997 and 3,333 of which vested on March 14, 1998, 3,000 shares held in trust, David J. Glimcher, Co-trustee and 102,683 units held in trust, David J. Glimcher, Co-trustee.

(10) Includes 3,500 options which are immediately exercisable. Also includes 7,100 Common Shares owned directly by Mr. Barach, and 500 Common Shares owned indirectly, by his wife.

(11) Includes 500 options which are immediately exercisable. Also includes 12,000 shares owned by a trust for the benefit of Mr. Birckhead, of which Mr. Birckhead is the trustee, 1,000 shares owned by the Oliver W. Birckhead Charitable Remainder Unit Trust, and 1,000 shares owned by Mr. Birckhead's wife.

(12) Represents options which are immediately exercisable.

(13) Represents 10,000 Common Shares and 3,500 options which are immediately exercisable.

(14) Includes 4,000 Common Shares owned directly by Mr. Weinberg and 1,000 Common Shares owned indirectly, by Mr. Weinberg's wife.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the beneficial ownership of the Common Shares by each person, other than the trustees and the Named Executives, known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Shares as of the dates indicated below.

                                                                 AMOUNT
                          NAME AND                            BENEFICIALLY    PERCENT
                      BUSINESS ADDRESS                          OWNED(1)      OF CLASS
                      ----------------                        ------------    --------
Ohio PERS...................................................     1,500,000(2)   6.34%
277 East Town Street
Columbus, Ohio 43215

---------------

(1) Unless otherwise indicated, the person has sole voting and investment power with respect to such Common Shares.

(2) The person has sole voting and dispositive power with respect to all of such Common Shares. The information provided above has been obtained by the Company from a Schedule 13G Statement filed by Ohio PERS with the Securities and Exchange Commission on February 13, 1998, pursuant to Section 13(g) of the Exchange Act.

                                 SECTION 16(a)
                        BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's trustees, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. Trustees, executive officers and greater than 10% beneficial owners are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 1997, all of its trustees, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1997 except William Cornely who filed a late Form 3 in connection with his date of hire by the Company, and David Glimcher, Michael Glimcher and George Schmidt, who filed late Form 4's in connection with the purchase of OP Units from another OP Unit holder.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than November 28, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     In addition, the Bylaws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given to the secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

                        FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report for the fiscal year ended December 31, 1997, including financial statements, is being sent concurrently to the Company's shareholders with this Proxy Statement.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

                                 OTHER MATTERS

     The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

                                            By Order of the Board of Trustees

                                        /s/ George A. Schmidt
                                            GEORGE A. SCHMIDT
                                            Secretary

March 31, 1998

                             GLIMCHER REALTY TRUST

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
            THIS PROXY IS SOLICITED BY MANAGEMENT OF THE COMPANY

     The undersigned shareholder of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), hereby appoints Herbert Glimcher and William G. Cornely and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, May 15, 1998 at 11:00 a.m. at the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.


1. The election of the following persons as trustees of the Company to serve for the respective terms as set forth in the accompanying Proxy Statement.

                    PHILIP G. BARACH

               [ ] FOR such nominee          [ ] WITHHELD as to such nominee


                    OLIVER BIRCKHEAD

               [ ] FOR such nominee          [ ] WITHHELD as to such nominee


                    E. GORDON GEE

               [ ] FOR such nominee          [ ] WITHHELD as to such nominee


2.   The approval of the Company's 1997 Incentive Plan.

               [ ] FOR        [ ] AGAINST        [ ] ABSTAIN


3. The ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1998.

               [ ] FOR        [ ] AGAINST        [ ] ABSTAIN


4. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.


                                 [ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

                                        Please sign exactly as name appears
                                        hereon and date. If the shares are held
                                        jointly, each holder should sign. When
                                        signing as an attorney, executor,
                                        administrator, trustee, guardian or as
                                        an officer signing for a corporation,
                                        please give full title under signature.


                                        Dated                             , 1998
                                             -----------------------------

                                        ----------------------------------------
                                                        Signature

                                        ----------------------------------------
                                               Signature, if held jointly

                                        Votes must be indicated by filling in
                                        (X) in black or blue ink.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope